Exhibit (q)(2)

POWER OF ATTORNEY

The person whose signature appears below hereby appoints John P. Calamos, Sr., Nimish S. Bhatt, and J. Christopher Jackson and each of them, any of whom may act without the joinder of the others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of securities of Calamos ETF Trust.

Signature	Title	Date

/s/ Virginia G. Breen	Trustee	September 22, 2015
Virginia G. Breen

POWER OF ATTORNEY

The person whose signature appears below hereby appoints John P. Calamos, Sr., Nimish S. Bhatt, and J. Christopher Jackson and each of them, any of whom may act without the joinder of the others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of securities of Calamos ETF Trust.

Signature	Title	Date

/s/ Theresa Hamacher	Trustee	September 22, 2015
Theresa Hamacher